Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of
Pediatrix Medical Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-121125, 333-101225, 333-101222, 333-07061, 333-85366, 333-77779, 333-37937, 333-07057, 333-07059 and 333-07061) of Pediatrix Medical Group, Inc. of our report dated March 9, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Tampa, Florida
March 9, 2005